Exhibit 23.2

Consent of Hacker, Johnson & Smith PA

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of Gibraltar Financial Corporation included in Amendment No. 1 of the Registration Statement (Form S-4) and related Proxy Statement and Prospectus of Boston Private Financial Holdings, Inc. for the registration of 5,134,711 shares of its common stock.

/s/    Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

July 12, 2005